As Filed with the Securities and Exchange Commission on June 25, 2001

                      Investment Company Act File No. 811-7099



                         SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549



                                       FORM N-2

                                 REGISTRATION STATEMENT

                      UNDER THE INVESTMENT COMPANY ACT OF 1940              [X]

                                    Amendment No. 6                         [X]

                           (Check appropriate box or boxes.)



                     PUTNAM INVESTMENT GRADE MUNICIPAL TRUST III

                  (Exact name of registrant as specified in charter)



                  One Post Office Square, Boston, Massachusetts 02109

                  (Address of Principal Executive Offices) (Zip Code)

                                    (617) 292-1000

                  (Registrant's Telephone Number, including Area Code)



                                     JOHN R. VERANI

                      Putnam Investment Grade Municipal Trust III

                                  One Post Office Square

                               Boston, Massachusetts 02109

                         (Name and Address of Agent for Service)



                                       Copies to:



                               JOHN W. GERSTMAYR, Esquire

                                      ROPES & GRAY

                                 One International Place

                                     Boston, MA 02110



PART C

ITEM 23.  EXHIBITS



    Amendment to the Registrant's Bylaws, adopted as of March 9, 2001 by the

Registrant's Board of Trustees, is filed herewith as Exhibit 2(b).



SIGNATURES



    Pursuant to the requirements of the Investment Company Act of 1940, the

Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts on the 21st day of

June, 2001.



                                      PUTNAM INVESTMENT GRADE MUNICIPAL

                                      TRUST III



                                      By: Gordon H. Silver

                                      --------------------

                                          Vice President







EXHIBIT INDEX



Exhibit No.                            Description

------------                           ------------

2(b)                                   Amendment to Registrant's Bylaws adopted

                                       as of March 9, 2001